NEWS RELEASE

At Old Republic:

Craig R. Smiddy
President and CEO

OLD REPUBLIC REPORTS RESULTS FOR THE THIRD QUARTER AND FIRST NINE MONTHS 2020

CHICAGO – October 22, 2020 – Old Republic International Corporation (NYSE: ORI) today reported the following consolidated results (a):

OVERALL RESULTS

	Quarters Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
Pretax income (loss)	$306.9	$252.4		$36.1	$976.3
Pretax investment gains (losses)	80.7	63.6		(516.7)	468.7
Pretax income (loss) excluding investment gains (losses)	$226.2	$188.7	19.9%	$552.8	$507.6	8.9%

Net income (loss)	$246.0	$202.8		$38.9	$780.6
Net of tax investment gains (losses)	63.7	50.1		(408.0)	369.9
Net income (loss) excluding investment gains (losses)	$182.3	$152.7	19.4%	$446.9	$410.6	8.8%

PER DILUTED SHARE

	Quarters Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
Net income (loss)	$.83	$.67		$.13	$2.59
Net of tax investment gains (losses)	.21	.16		(1.37)	1.23
Net income (loss) excluding investment gains (losses)	$.62	$.51	21.6%	$1.50	$1.36	10.3%

SHAREHOLDERS' EQUITY

				Sept. 30,	Dec. 31,
				2020	2019	% Change
Shareholders' equity: Total				$6,074.6	$6,000.1	1.2%
Per Common Share				$20.39	$19.98	2.1%
__________________
(a) All amounts in this report are stated in millions except common stock data and percentages.

Growth in this year's third quarter and first nine months net income, exclusive of all investment gains and (losses) was driven by greater profitability in both the General and Title Insurance segments. Overall, the business produced consolidated combined ratios of 92.0% for the third quarter and 94.2% for the year-to-date period, improved from 94.4% and 95.2% registered in the comparable periods of 2019. Total and per share net income also continue to be significantly impacted by changes in the fair value of equity securities.

The COVID-19 pandemic and the associated governmental responses continued to have a widespread impact on the U.S. economy in the third quarter. While more Old Republic associates returned to the office during the quarter, a majority of its approximately 9,000 associates continue to work remotely. The pandemic's impact on employment levels, businesses, and other economic activities contributed to a slight reduction in earned premium and fee revenues in the General Insurance segment. The Title Insurance segment experienced strong growth in premium and fee revenues, and the RFIG Run-off business returned to profitability as delinquencies stabilized.

Net investment income decreased for the quarter and year-to-date periods as the impact of continued moderate growth in the invested asset base was more than offset by lower investment yields. Financial market performance continued to improve in the third quarter, favorably impacting the fair value of the Company’s equity and fixed-maturity securities. This favorable valuation, along with a higher retention of earnings in the business, resulted in book value per share rising to $20.39 at September 30, 2020 compared to $19.68 at June 30, 2020.

Old Republic International Corporation

The economic impacts from the COVID-19 pandemic could affect future premium and fee revenues in the General Insurance and Title Insurance segments, and conversely underwriting expense ratios could rise. In the RFIG Run-off business, future claims experience could depend upon the continued, mitigating effects of loan forbearance programs mandated by the Federal government, and the rate at which employment levels recover. These outcomes notwithstanding, management firmly believes that the Company’s strong financial condition will enable it to weather these challenges, and most importantly allow its insurance subsidiaries to meet their obligations to customers, policyholders and their beneficiaries.

Old Republic's business is necessarily managed for the long run. In this context management's key objectives are to achieve a continuous, long-term improvement in operating results, and to ensure balance sheet strength for the primary needs of the insurance subsidiaries' underwriting and related services business. In this view, the evaluation of periodic and long-term results excludes consideration of all investment gains and (losses). Under Generally Accepted Accounting Principles ("GAAP"), however, net income (loss), which includes all specifically defined realized and unrealized investment gains and (losses), is the measure of total profitability.

In management's opinion, the focus on income (loss) excluding all investment gains and losses provides a better way to realistically analyze, evaluate, and establish accountability for the results and benefits that arise from the basic operations of the business. The inclusion of realized investment gains and (losses) in net income (loss) can mask the reality and trends in the fundamental operating results of the insurance business. That is because their realization is, more often than not, highly discretionary. It is usually affected by such randomly occurring factors as the timing of individual securities sales, tax-planning considerations, and modifications of investment management judgments about the direction of securities markets or the prospects of individual investees or industry sectors. Moreover, the inclusion of unrealized investment gains and (losses) in equity securities can further distort such operating results and trends therein and thus lead to even greater period-to-period fluctuations in reported net income (loss). The impact of the continuous volatility in stock market valuations is most evident in its net of tax effect on net income (loss) for the periods reported upon.

FINANCIAL HIGHLIGHTS
	Quarters Ended September 30,			Nine Months Ended September 30,
SUMMARY INCOME STATEMENTS:	2020	2019	% Change	2020	2019	% Change
Revenues:
Net premiums and fees earned	$1,664.9	$1,561.7	6.6%	$4,644.8	$4,380.4	6.0%
Net investment income	106.4	112.7	-5.6	329.3	337.8	-2.5
Other income	31.7	32.9	-3.6	98.5	97.4	1.1
Total operating revenues	1,803.0	1,707.3	5.6	5,072.7	4,815.7	5.3
Investment gains (losses):
Realized from actual transactions	1.4	6.3		12.7	31.3
Realized from impairments	—	—		—	(2.0)
Unrealized from changes in fair value of equity securities	79.2	57.3		(529.4)	439.3
Total investment gains (losses)	80.7	63.6		(516.7)	468.7
Total revenues	1,883.8	1,771.0		4,556.0	5,284.4
Operating expenses:
Claim costs	638.1	663.7	-3.9	1,884.8	1,905.1	-1.1
Sales and general expenses	929.1	845.0	10.0	2,603.0	2,372.0	9.7
Interest and other charges	9.5	9.7	-2.5	31.8	30.8	3.4
Total operating expenses	1,576.8	1,518.6	3.8%	4,519.8	4,308.0	4.9%
Pretax income (loss)	306.9	252.4		36.1	976.3
Income taxes (credits)	60.9	49.5		(2.7)	195.6
Net income (loss)	$246.0	$202.8		$38.9	$780.6

COMMON STOCK STATISTICS:
Components of net income (loss) per share:
Basic net income (loss) excluding investment gains (losses)	$0.62	$0.51	21.6%	$1.50	$1.37	9.5%
Net investment gains (losses):
Realized from actual transactions and impairments	—	0.02		0.03	0.08
Unrealized from changes in fair value of equity securities	0.21	0.15		(1.40)	1.15
Basic net income (loss)	$0.83	$0.68		$0.13	$2.60
Diluted net income (loss) excluding investment gains (losses)	$0.62	$0.51	21.6%	$1.50	$1.36	10.3%
Net investment gains (losses):
Realized from actual transactions and impairments	—	0.01		0.03	0.08
Unrealized from changes in fair value of equity securities	0.21	0.15		(1.40)	1.15
Diluted net income (loss)	$0.83	$0.67		$0.13	$2.59
Cash dividends on common stock	$0.21	$1.20		$0.63	$1.60
Book value per share				$20.39	$19.31	5.6%

Management believes the information in sections A to G and J of the table on the following page highlight the most meaningful, realistic indicators of ORI's segmented and consolidated financial performance. The information underscores the necessity of reviewing reported results by separating the inherent volatility of securities markets and their above-noted impact on reported net income (loss).

Old Republic International Corporation

	Major Segmented and Consolidated Elements of Income (Loss)
	Quarters Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
A. Net premiums, fees, and other income:
General insurance	$861.9	$870.2	-1.0%	$2,532.8	$2,551.9	-0.7%
Title insurance	789.1	673.8	17.1	2,067.7	1,772.3	16.7
Corporate and other	2.9	3.3	-11.8	9.0	10.2	-11.5
Other income	31.7	32.9	-3.6	98.5	97.4	1.1
Subtotal	1,685.8	1,580.3	6.7	4,708.2	4,431.9	6.2
RFIG run-off business (c)	10.8	14.2	-24.0	35.1	45.8	-23.4
Consolidated	$1,696.6	$1,594.6	6.4%	$4,743.3	$4,477.8	5.9%

B. Underwriting and related
services income (loss):
General insurance	$38.7	$19.7	96.1%	$89.5	$74.6	20.0%
Title insurance	93.2	63.3	47.2	182.3	126.1	44.5
Corporate and other	(3.7)	(0.3)	N/M	(12.6)	(10.9)	-16.4
Subtotal	128.2	82.7	54.9	259.2	189.9	36.5
RFIG run-off business (c)	1.1	3.0	-62.8	(3.7)	10.7	-135.2
Consolidated	$129.3	$85.7	50.8%	$255.4	$200.6	27.3%
C. Consolidated underwriting ratio:
Claim ratio	38.3%	42.5%		40.6%	43.5%
Expense ratio	53.7	51.9		53.6	51.7
Combined ratio	92.0%	94.4%		94.2%	95.2%

D. Net investment income:
General insurance	$85.9	$88.7	-3.2%	$264.2	$265.8	-0.6%
Title insurance	10.2	10.2	-0.6	31.4	30.8	1.8
Corporate and other	6.8	9.4	-27.6	21.8	27.9	-21.8
Subtotal	102.9	108.4	-5.0	317.5	324.6	-2.2
RFIG run-off business	3.4	4.2	-19.2	11.8	13.2	-10.8
Consolidated	$106.4	$112.7	-5.6%	$329.3	$337.8	-2.5%
E. Interest and other charges (credits):
General insurance	$14.8	$17.7		$48.7	$54.6
Title insurance	0.3	0.7		1.8	3.3
Corporate and other (a)	(5.7)	(8.7)		(18.7)	(27.1)
Subtotal	9.5	9.7		31.8	30.8
RFIG run-off business	—	—		—	—
Consolidated	$9.5	$9.7	-2.5%	$31.8	$30.8	3.4%

F. Segmented and consolidated
pretax income (loss) excluding
investment gains (losses)(B+D-E):
General insurance	$109.7	$90.7	20.9%	$305.1	$285.8	6.8%
Title insurance	103.1	72.8	41.5	211.9	153.7	37.9
Corporate and other	8.7	17.7	-50.6	27.8	44.2	-37.0
Subtotal	221.6	181.4	22.2	544.8	483.7	12.6
RFIG run-off business (c)	4.5	7.3	-37.3	8.0	23.9	-66.4
Consolidated	226.2	188.7	19.9%	552.8	507.6	8.9%
Income taxes (credits) on above (b)	43.9	36.0		105.9	96.9
G. Net income (loss) excluding
investment gains (losses)	182.3	152.7	19.4%	446.9	410.6	8.8%
H. Consolidated pretax investment
gains (losses):
Realized from actual transactions
and impairments	1.4	6.3		12.7	29.3
Unrealized from changes in
fair value of equity securities	79.2	57.3		(529.4)	439.3
Total	80.7	63.6		(516.7)	468.7
Income taxes (credits) on above	16.9	13.5		(108.7)	98.7
Net of tax investment gains (losses)	63.7	50.1		(408.0)	369.9
I. Net income (loss)	$246.0	$202.8		$38.9	$780.6
J. Consolidated operating cash flow	$370.6	$352.7		$808.9	$666.2

(a) Includes consolidation/elimination entries. (b) The effective tax rates applicable to pretax income excluding investment gains and (losses) were 19.4% and 19.2% for the third quarter and first nine months of 2020, respectively, and 19.1% for both the third quarter and first nine months of 2019. (c) See Note (a) in RFIG Run-off Results on page (6).

Old Republic International Corporation

General Insurance Segment Results

	General Insurance Summary Operating Results
	Quarters Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
Net premiums written	$932.5	$921.0	1.2%	$2,586.0	$2,637.2	-1.9%
Net premiums earned	861.9	870.2	-1.0	2,532.8	2,551.9	-0.7
Net investment income	85.9	88.7	-3.2	264.2	265.8	-0.6
Other income	31.4	32.7	-3.9	97.8	97.0	0.9
Operating revenues	979.3	991.7	-1.2	2,895.0	2,914.7	-0.7
Claim costs	607.5	634.8	-4.3	1,790.4	1,821.9	-1.7
Sales and general expenses	247.2	248.4	-0.5	750.7	752.2	-0.2
Interest and other charges	14.8	17.7	-16.0	48.7	54.6	-10.8
Operating expenses	869.5	900.9	-3.5	2,589.9	2,628.9	-1.5
Segment pretax operating income (loss)	$109.7	$90.7	20.9%	$305.1	$285.8	6.8%

Claim ratio	70.5%	72.9%		70.7%	71.4%
Expense ratio	25.0	24.8		25.8	25.7
Combined ratio	95.5%	97.7%		96.5%	97.1%
__________________
Effective July 1, 2019, the results of the CCI run-off business are being classified in the General Insurance Segment for all future periods.

General Insurance net premiums earned were relatively flat for the third quarter and year-to-date periods. The economic impacts of the COVID-19 pandemic and tightened underwriting standards were mitigated by premium rate increases for most insurance products. Declining workers' compensation and general liability premiums were largely offset by rising premiums in commercial auto, financial indemnity and property coverages. Net investment income decreased by 3.2% for the quarter while remaining relatively flat for the year-to-date period.

The consolidated General Insurance claim ratio trended down in the third quarter and first nine months primarily driven by better performance in most coverages. Expense ratios remained relatively consistent with the comparable 2019 periods and are generally reflective of ongoing coverage mix dynamics and the variability of sales and general expenses among such coverages. Together, these factors produced significantly greater pretax operating income for the third quarter and year-to-date periods.

The following table shows recent annual and interim periods' claim ratios and the effects of claim development trends:

		Effect of Prior Periods'
		(Favorable)/	Claim Ratio Excluding
	Reported	Unfavorable Claim	Prior Periods' Claim
	Claim Ratio	Reserves Development	Reserves Development
2015	74.1%	1.5%	72.6%
2016	73.0	0.3	72.7
2017	71.8	0.7	71.1
2018	72.2	—	72.2
2019	71.8%	0.4%	71.4%
3rd Quarter 2019	72.9%	(0.5)%	73.4%
3rd Quarter 2020	70.5%	(0.8)%	71.3%
1st Nine Months 2019	71.4%	(0.4)%	71.8%
1st Nine Months 2020	70.7%	(0.5)%	71.2%

Quarterly and annual claim ratios and trends may not be particularly meaningful indicators of future outcomes for an insurance company with a liability-oriented coverage mix and its relatively long claim payment patterns. Management's long-term targets, assuming the current coverage mix, are for annually reported claim ratio averages in the high 60% to low 70% range, expense ratio averages of 25% or below, and a combined ratio ranging between 90% and 95%.

Old Republic International Corporation

Title Insurance Segment Results

	Title Insurance Summary Operating Results

	Quarters Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
Net premiums and fees earned	$789.1	$673.8	17.1%	$2,067.7	$1,772.3	16.7%
Net investment income	10.2	10.2	-0.6	31.4	30.8	1.8
Other income	0.3	0.1	56.6	0.6	0.5	34.1
Operating revenues	799.6	684.3	16.9	2,099.8	1,803.7	16.4
Claim costs	21.7	20.7	5.0	61.1	53.3	14.5
Sales and general expenses	674.3	589.9	14.3	1,825.0	1,593.3	14.5
Interest and other charges	0.3	0.7	-52.5	1.8	3.3	-44.8
Operating expenses	696.5	611.4	13.9	1,887.9	1,650.0	14.4
Segment pretax operating income (loss)	$103.1	$72.8	41.5%	$211.9	$153.7	37.9%

Claim ratio	2.8%	3.1%		3.0%	3.0%
Expense ratio	85.4	87.5		88.2	89.9
Combined ratio	88.2%	90.6%		91.2%	92.9%

Title Insurance operating revenues were up 17.1% in the third quarter and 16.7% for the year-to-date period. This strong performance was driven by a favorable real estate market supported by a continued low interest rate environment. Net investment income was relatively flat for the quarter and increased slightly for the year-to-date period.

The Title Insurance claim ratio trended lower for the third quarter resulting from a slight increase in favorable development of prior years' claim reserve estimates. Underwriting expenses remained generally aligned with revenues from premiums and fees for all periods presented. Title insurance produced significantly greater pretax operating income for 2020's third quarter and year-to-date periods.

The following table shows recent annual and interim periods’ claim ratios and the effects of claim development trends:

		Effect of Prior Periods'
		(Favorable)/	Claim Ratio Excluding
	Reported	Unfavorable Claim	Prior Periods' Claim
	Claim Ratio	Reserves Development	Reserves Development
2015	4.9%	(0.6)%	5.5%
2016	3.8	(1.1)	4.9
2017	0.9	(3.3)	4.2
2018	2.1	(2.0)	4.1
2019	2.7%	(1.3)%	4.0%
3rd Quarter 2019	3.1%	(1.0)%	4.1%
3rd Quarter 2020	2.8%	(1.1)%	3.9%
1st Nine Months 2019	3.0%	(1.0)%	4.0%
1st Nine Months 2020	3.0%	(0.9)%	3.9%

Old Republic International Corporation

RFIG Run-off Segment Results

	RFIG Run-off Summary Operating Results (a)

	Quarters Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
A. Mortgage Insurance (MI)
Net premiums earned	$10.8	$14.2	-24.0%	$35.1	$45.5	-22.7%
Net investment income	3.4	4.2	-19.2	11.8	12.9	-9.0
Claim costs	6.7	7.6	-11.5	28.4	24.1	17.8
MI pretax operating income (loss)	$4.5	$7.3	-37.3%	$8.0	$22.8	-64.9%

Claim ratio	62.4%	53.6%		80.8%	53.0%
Expense ratio	27.2	25.1		29.9	25.2
Combined ratio	89.6%	78.7%		110.7%	78.2%

B. Consumer Credit Indemnity (CCI) (a)
CCI pretax operating income (loss)				$—	$1.0

C. Total MI and CCI Run-off business (a)
Segment pretax operating income (loss)	$4.5	$7.3	-37.3%	$8.0	$23.9	-66.4%

__________________
(a)    Results for the CCI coverages are expected to be immaterial in the remaining run-off periods. Effective July 1, 2019, these results have been re-classified to the General Insurance Segment for all future periods. RFIG Run-off pretax operating income (loss) includes amounts attributable to the Company's consumer credit indemnity run-off business of $1.0 for the first nine months of 2019.

Pretax operating results of the RFIG Run-off segment reflect the expected, continuing drop in net earned premiums from declining risk in force. Delinquencies and claim costs remained elevated in the third quarter as a result of the economic impact of the pandemic. Investment income declined primarily as a result of lower investment yields.

As shown in the accompanying tables, current period and year-to-date claim ratios reflect the aforementioned increase in reported delinquencies, many of which remain under forbearance. Prior period favorable development is the result of lower trends in claim severity.

Prior to the onset of the pandemic, as indicated in the far right column of the following table, the RFIG Run-off claim ratios had experienced a fairly consistent decline for the past several annual periods presented largely due to a combination of declining new loan defaults and stable-to-improving cure rates for outstanding delinquent loans.

		Effect of Prior Periods'
		(Favorable)/	Claim Ratio Excluding
	Reported	Unfavorable Claim	Prior Periods' Claim
	Claim Ratio	Reserves Development	Reserves Development
2015	56.4%	(65.0)%	121.4%
2016	34.1	(39.8)	73.9
2017	57.6	(38.3)	95.9
2018	43.2	(27.0)	70.2
2019	55.0%	(12.5)%	67.5%
3rd Quarter 2019	53.6%	(14.2)%	67.8%
3rd Quarter 2020	62.4%	(77.8)%	140.2%
1st Nine Months 2019	53.0%	(9.6)%	62.6%
1st Nine Months 2020	80.8%	(22.3)%	103.1%

Old Republic International Corporation

Corporate and Other Operating Results

	Corporate and Other Summary Operating Results

	Quarters Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
Net life and accident premiums earned	$2.9	$3.3	-11.8%	$9.0	$10.2	-11.5%
Net investment income	6.8	9.4	-27.6	21.8	27.9	-21.8
Other operating income	—	—	—	—	—	—
Operating revenues	9.7	12.7	-23.5	30.8	38.1	-19.1
Claim costs	2.0	0.5	N/M	4.9	6.3	-22.1
Insurance expenses	0.9	0.9	-0.7	3.3	3.5	-4.8
Corporate, interest and other expenses - net	(2.0)	(6.5)	68.2	(5.2)	(15.9)	66.9
Operating expenses	0.9	(5.0)	118.9	3.0	(6.1)	149.0
Corporate and other pretax operating income (loss)	$8.7	$17.7	-50.6%	$27.8	$44.2	-37.0%

This segment includes the combination of a small life and accident insurance business and the net costs associated with the parent holding company and its internal corporate services subsidiaries. The segment tends to produce highly variable results stemming from volatility inherent to the small scale of the life and accident insurance line, net investment income, and net interest charges (credits) pertaining to external and intra-system financing arrangements.

Summary Consolidated Balance Sheet

	September 30,	December 31,	September 30,
	2020	2019	2019
Assets:
Cash and fixed maturity securities	$11,049.8	$10,381.5	$10,291.4
Equity securities	3,682.9	4,030.5	3,770.6
Other invested assets	113.3	115.4	117.7
Cash and invested assets	14,846.0	14,527.4	14,179.7
Accounts and premiums receivable	1,734.0	1,466.7	1,687.5
Federal income tax recoverable: Current	—	5.7	0.5
Prepaid federal income taxes	—	—	138.5
Reinsurance balances recoverable	4,359.8	3,823.9	3,923.7
Deferred policy acquisition costs	328.8	325.4	333.0
Sundry assets	979.9	927.0	918.6
Total assets	$22,248.7	$21,076.3	$21,181.8

Liabilities and Shareholders' Equity:
Policy liabilities	$2,689.9	$2,419.2	$2,602.0
Claim reserves	10,557.1	9,929.5	9,817.4
Federal income tax payable: Current	9.4	—	—
Deferred	66.4	112.2	171.3
Reinsurance balances and funds	852.1	616.0	759.9
Debt	966.2	974.0	973.7
Sundry liabilities	1,032.8	1,025.1	1,063.3
Total liabilities	16,174.0	15,076.1	15,387.9
Shareholders' equity	6,074.6	6,000.1	5,793.9
Total liabilities and shareholders' equity	$22,248.7	$21,076.3	$21,181.8

Old Republic International Corporation

Cash, Invested Assets, and Shareholders' Equity

	Cash, Invested Assets, and Shareholders' Equity
				% Change
	Sept. 30,	Dec. 31,	Sept. 30,	Sept. '20/	Sept. '20/
	2020	2019	2019	Dec. '19	Sept. '19
Cash and invested assets:
Fixed maturity securities, cash and other invested assets	$11,163.1	$10,496.9	$10,409.1	6.3%	7.2%
Equity securities	3,682.9	4,030.5	3,770.6	-8.6	-2.3
Total per balance sheet	$14,846.0	$14,527.4	$14,179.7	2.2%	4.7%
Total at cost for all	$13,849.1	$13,327.2	$13,126.2	3.9%	5.5%

Composition of shareholders' equity per share:
Equity before items below	$18.17	$17.25	$16.95	5.3%	7.2%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)	2.22	2.73	2.36
Total	$20.39	$19.98	$19.31	2.1%	5.6%

Segmented composition of
shareholders' equity per share:
Excluding RFIG run-off segment	$18.93	$18.37	$17.70	3.0%	6.9%
RFIG run-off segment	1.46	1.61	1.61
Consolidated total	$20.39	$19.98	$19.31	2.1%	5.6%

Old Republic's invested assets portfolio is directed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to ensure solid funding of the insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, as well as the long-term stability of the subsidiaries’ capital accounts. To this end, the investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, hybrid securities, or illiquid private equity and hedge fund investments. Moreover, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

As of September 30, 2020, the consolidated investment portfolio reflected an allocation of approximately 75% to fixed-maturity (bonds and notes) and short-term investments, and 25% to equity securities (common stock). The fixed-maturity portfolio continues to be the basic anchor for the insurance underwriting subsidiaries' obligations. The maturities are stratified and conservatively matched to the expected timing of future years' payments of those obligations. The quality of the investment portfolio has remained at high levels.

For the past several years, a significant portion of ORI's investable funds have been directed toward purchasing high-quality common stocks of U.S. companies (currently limited to fewer than 100 issues). We favor those with long-term records of reasonable earnings growth and steadily increasing dividends. This has been the major reason why dividends from common stocks have been the source of investment income growth in recent years. Periodic stress tests of this portfolio are made pursuant to enterprise risk management guidelines and controls. Their purpose is to gain reasonable assurance that periodic downdrafts in market prices would not seriously undermine ORI's financial strength and the long-term continuity and prospects of the business.

Old Republic International Corporation

Changes in shareholders' equity per share are reflected in the following table. As shown, these resulted mostly from net income excluding net investment gains (losses), realized and unrealized investment gains (losses), and dividend payments to shareholders.

	Shareholders' Equity Per Share
	Quarter			Year
	Ended	Nine Months Ended		Ended
	Sept. 30,	September 30,		Dec. 31,
	2020	2020	2019	2019
Beginning balance	$19.68	$19.98	$17.23	$17.23
Changes in shareholders' equity:
Net income (loss) excluding net investment gains (losses)	0.62	1.50	1.37	1.85
Net of tax realized investment gains (losses)	—	0.03	0.08	0.10
Net of tax unrealized investment gains (losses) on
securities carried at fair value	0.30	(0.53)	2.14	2.53
Total net of tax realized and unrealized
investment gains (losses)	0.30	(0.50)	2.22	2.63
Cash dividends	(0.21)	(0.63)	(1.60)	(1.80)
Other	—	0.04	0.09	0.07
Net change	0.71	0.41	2.08	2.75
Ending balance	$20.39	$20.39	$19.31	$19.98
Percentage change for the period	3.6%	2.1%	12.1%	16.0%

Capitalization

	Capitalization
	September 30,	December 31,	September 30,
	2020	2019	2019
Debt:
4.875% Senior Notes due 2024	$397.7	$397.3	$397.2
3.875% Senior Notes due 2026	546.7	546.2	546.1
Other miscellaneous debt	21.7	30.4	30.4
Total debt	966.2	974.0	973.7
Common shareholders' equity	6,074.6	6,000.1	5,793.9
Total capitalization	$7,040.8	$6,974.2	$6,767.6

Capitalization ratios:
Debt	13.7%	14.0%	14.4%
Common shareholders' equity	86.3	86.0	85.6
Total	100.0%	100.0%	100.0%

Managing Old Republic's Insurance Business for the Long-Run
The insurance business is distinguished from most others in that the prices (premiums) charged for various insurance products are set without certainty of the ultimate benefit and claim costs that will emerge, often many years after issuance and expiration of a policy. This basic fact casts Old Republic as a risk-taking enterprise managed for the long run. Old Republic therefore conducts the business with a primary focus on achieving favorable underwriting results over cycles, and on the maintenance of financial soundness in support of the insurance subsidiaries' long-term obligations to policyholders and their beneficiaries.

In this light, the Company's affairs are managed for the long run and without significant regard to quarterly or even annual reporting periods that American industry must observe. In Old Republic's view, such short reporting time frames do not comport well with the long-term nature of much of its business. Management therefore believes that the Company's operating results and financial condition can best be evaluated by observing underwriting and overall operating performance trends over succeeding five- or preferably ten-year intervals. A ten-year period in particular can likely encompass at least one economic and/or underwriting cycle and thereby provide an appropriate time frame for such cycle to run its course, and for premium rate changes and reserved claim costs to be quantified and emerge in financial results with greater finality and effect.

Old Republic International Corporation

Accompanying Financial Data and Other Information:
•About Old Republic
•Conference Call Information
•Safe Harbor Statement

Financial Supplement:
•A financial supplement to this news release is available on the Company's website:
www.oldrepublic.com

About Old Republic

Chicago-based Old Republic International Corporation is one of the nation's 50 largest shareholder-owned insurance businesses. It is a member of the Fortune 500 listing of America’s largest companies. The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity coverages has devolved to a run-off operating mode in recent years. Old Republic’s general insurance business ranks among the nation’s 50 largest, while its title insurance operations are the third largest in its industry.

The nature of Old Republic's business requires that it be managed for the long run, and its cash dividend policy reflects this long-term orientation. The current annualized dividend rate of $0.84 per share marks the 39th consecutive year that Old Republic has boosted this rate, and 2020 becomes the 79th year of uninterrupted regular cash dividend payments. Here's a summary of recent years' total book and market returns, which includes the addition and reinvestment of cash dividend payments, in comparison with the financial performance of three selected indices similarly developed.

	ORI		Selected Indices' Compounded
	Annual	Annual	Total Annual Returns
	Book Value	Market Value	Nominal
	Compounded	Compounded	Gross	S & P	S & P
	Total	Total	Domestic	500	Insurance
	Return	Return	Product	Index	Index
Ten Years 2000 - 2009	9.5%	7.4%	4.1%	-1.0%	-3.7%
Ten Years 2010 - 2019	7.7%	14.8%	4.0%	13.6%	12.4%
Twenty Years 2000 - 2019	8.6%	11.0%	4.1%	6.1%	4.1%

According to the most recent edition of Mergent's Dividend Achievers, Old Republic is listed in 58th place among just 113 qualifying publicly held companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth.

Conference Call Information

Old Republic has scheduled a conference call at 3:00 p.m. ET (2:00 p.m. CT) today, to discuss its third quarter and first nine months of 2020 performance and to review major operating trends and business developments. To access this call live in listen-only mode:

Log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively the call can also be accessed by phone at 877-222-5695.

Interested parties may also listen to a replay of the call through October 29, 2020 by dialing 844-512-2921, passcode 2349650, or by accessing it on Old Republic International's website through November 21, 2020.

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results. Furthermore, due to the financial market and economic disruptions caused by the COVID-19 pandemic and the associated governmental responses, it is therefore possible that Old Republic's operating results, business and financial condition could be adversely affected in subsequent periods depending on the length and severity of these disruptions.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be particularly affected by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of investment yields and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Title Insurance and RFIG Run-off results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, changes in mortality and health trends, and alterations in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

The General Insurance, Title Insurance, Corporate and Other Segments, and the RFIG Run-off business maintain customer information and rely upon technology platforms to conduct their business. As a result, each of them and the Company are exposed to cyber risk. Many of the Company's operating subsidiaries maintain separate IT systems which are deemed to reduce enterprise-wide risks of potential cybersecurity incidents. However, given the potential magnitude of a significant breach, the Company continually evaluates on an enterprise-wide basis its IT hardware, security infrastructure and business practices to respond to these risks and to detect and remediate in a timely manner significant cybersecurity incidents or business process interruptions.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2019 Form 10-K Annual Report filing to the Securities and Exchange Commission, which is specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For Old Republic's latest news releases and other corporate documents: Please visit us at www.oldrepublic.com

Alternatively, please write or call:

Aaron Jacoby, SVP Corporate Development and Finance
Old Republic International Corporation
307 North Michigan Avenue, Chicago, IL 60601
ajacoby@oldrepublic.com
(312) 346-8100